UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the  Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

BLACK TUSK MINERALS INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street Vancouver, British Columbia Canada (Address of principal executive offices)	V6P 5T2 (Zip Code)

Registrant’s telephone number, including area code:   (360) 930-3910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Black Tusk Minerals Inc. (the “Company”) entered into a waiver and consent agreement (the “Waiver and Consent Agreement”) with Trevali Mining Corporation (“Trevali”) on December 15, 2011.

The Company is the titleholder of certain mining rights in the district of Huanza province of Huarochiri, department of Lima, Peru and, in order to exploit its mining rights, it has a right to use surface rights for mining purposes of 9,700 Ha. of land (the “Black Tusk Land”) under a land use agreement with the peasant community named Comunidad Campesina de Huanza (the “Community”). Trevali has an option to acquire a mining project and concessions located within the area of the Black Tusk Land, and requires a right to use certain areas of the Black Tusk Land (the “Trevali Land”), in order to develop its mining activities. Pursuant to the Waiver and Consent Agreement, the Company granted authorization to Trevali to negotiate and execute a land use agreement (the “Trevali Agreement”) with the Community.  Trevali has agreed to subscribe for 833,334 shares of common stock of the Company (the “Trevali Shares”) at a price of $0.24 per share and to (i) reimburse the Company for a portion of its expenditures in the amount of US$20,000 related to obtaining the Trevali Agreement (the “Surface Rights Expenses”) and (ii) reimburse the Company for its legal fees and expenses in the amount of US$15,000 related to the transactions contemplated under the Waiver and Consent Agreement (the “Reimbursed Costs”).

Trevali has transferred $50,000 to the Company for the Reimbursed Costs, the Surface Rights Expenses and a deposit for the Trevali Shares in the amount of $15,000. The Company has agreed to work with Trevali to negotiate the Trevali Agreement with the Community and to have the Trevali Agreement registered with the appropriate authorities in Peru. Once completed, Trevali will close the purchase of the Trevali Shares under the Waiver and Consent Agreement.

The Trevali Shares will be issued as part of a non-brokered private placement to non-U.S. persons outside of the United States in off-shore transactions. The Trevali Shares will not be registered under the U.S. Securities Act of 1933, as amended (“Securities Act”), or the laws of any state, and are “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act). The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Trevali Shares will be placed pursuant to exclusions from registration requirements by Rule 903 of Regulation S of the Securities Act, such exclusions being available based on information obtained from Trevali.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the copy of the Letter Agreement attached hereto as Exhibit 10.1.

Item 9.01   Exhibits

Exhibit Number	Exhibit
10.1	Waiver and Consent Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Tusk Minerals Inc.
(Registrant)

Dated: December 21, 2011	By: /s/ Gavin Roy
Gavin Roy President

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Waiver and Consent Agreement